EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors

Crescent Financial Bancshares, Inc. and Subsidiary

Raleigh, North Carolina

We consent to the incorporation by reference in the registration statements (Nos. 333-160566, 333-137235, 333-136522 333-126871, 333-108456, 333-68974 and 333-68990) on Form S-8 and in the registration statement on Form S-3 (No. 333-157137) of Crescent Financial Bancshares, Inc. (formerly Crescent Financial Corporation) and Subsidiary (the “Company”) of our report dated March 29, 2012 with respect to the consolidated financial statements of the Company as of December 31, 2011 (Successor) and 2010 (Predecessor), and for the period from November 19, 2011 through December 31, 2011 (Successor), the period from January 1, 2011 through November 18, 2011 (Predecessor) and the years ended December 31, 2010 and 2009 (Predecessor), which report appears in the Company’s 2011 Annual Report on Form 10-K.

/s/ Dixon Hughes Goodman LLP

Raleigh, North Carolina

March 30, 2012